August  9, 1996


Cali Realty Corporation
11 Commerce Drive
Cranford, New Jersey  07016

Gentlemen:

       We refer to the Registration Statement on Form S-3, File No 333 -______ (the "Registration Statement"), as filed by you with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of 93,458 shares (the "Shares"), $.01 par value per Share, of the Common Stock of Cali Realty Corporation (the "Company"), for reoffer and resale by a certain selling shareholder (the "Selling Shareholder") named therein.

       We are qualified to practice law in the State of New York. We express no opinion as to, and, for the purposes of the opinion set forth herein, we have conducted no investigation of, and do not purport to be experts on, any laws other than the laws of the State of New York, the Maryland General Corporation Law and the federal laws of the United States of America.

       We have been advised that the Selling Shareholder acquired its right to receive Shares in connection with an acquisition by the Company. Such rights enable the Selling Shareholder to exchange certain limited partnership interests ("Units") in the operating partnership through which the Company conducts its real estate activities (the "Operating Partnership") for Shares. We have examined the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, and such other documents as we considered necessary for the purposes of this opinion. Based on such examination, it is our opinion that the Shares have been duly authorized and, upon issuance upon redemption of Units, will be legally issued, fully-paid and non-assessable under the laws of the State of Maryland (the state of incorporation of the Company).

       We consent to the use of this opinion as an exhibit to the Registration Statement.


                                             Very truly yours,
                                             /s/ Pryor, Cashman, Sherman & Flynn
                                             -----------------------------------
                                             Pryor, Cashman, Sherman & Flynn